Kingstone Companies, Inc. 15 Joys Lane Kingston, NY 12401 Phone: (845) 802-7900 Fax: (845) 853-1890 www.kingstonecompanies.com Contact: Barry Goldstein, CEO

News Release

KINGSTONE REPORTS 2013 RESULTS
DIRECT PREMIUMS WRITTEN INCREASE 23% TO $60.4 MILLION

Kingston, New York--March 31, 2014--Kingstone Companies, Inc. (NASDAQ: KINS) reported its results of operations for the year ended December 31, 2013.  Net income was $2.012 million, or $.50 per share, up from the $0.767 million, or $.20 per share, earned for the year ended December 31, 2012. Net operating income1 for 2013 was $1.632 million, or $.40 per diluted share, as compared to $.577 million, or $.15 per diluted share, generated in 2012.  Book value per share was $4.91, up 15.8% from year end 2012. Policies in force at December 31, 2013 totaled 36,596, up 21.1% over year end 2012.

1This measure is not based on U.S. generally accepted accounting principles (“GAAP”) and is defined and reconciled to the most directly comparable GAAP measure in “Information Regarding Non-GAAP Measures.”

Financial Highlights

	For the Years Ended December 31,
	2013	2012	$ Change	% Change
(000's except per share amounts and percentages)
Direct premiums written (1)	$60,449	$49,252	$11,197	22.7%
Net premiums written (1)	$24,839	$19,559	$5,280	27.0%
Net premiums earned	$22,225	$17,217	$5,008	29.1%
Ceding commission revenue	$11,673	$9,690	$1,983	20.5%
Net investment income	$1,170	$1,015	$155	15.3%
Net income	$2,012	$767	$1,245	162.3%
Net income per diluted share	$0.50	$0.20	$0.30	150.0%
Weighted average diluted shares	4,060	3,872	188	4.9%
Comprehensive income	$1,294	$1,420	$(126)	(8.9	) %
Net operating income (1)	$1,632	$577	$1,055	182.8%
Operating income per diluted share (1)	$0.40	$0.15	$0.25	166.7%
Net loss ratio	61.1%	65.3%		(6.4	) %
Net underwriting expense ratio	27.5%	28.6%		(3.9	) %
Net combined ratio	88.6%	94.0%		(5.7	) %

	As of December 31, 2013
	2013	2012	$ Change	% Change
Book value per share	$4.91	$4.24	$0.67	15.8%
Statutory surplus	$31,830	$14,346	$17,484	121.9%

1These measures are not based on GAAP and are defined and reconciled to the most directly comparable GAAP measures in “Information Regarding Non-GAAP Measures.”

Selected income and other data for the four years ended December 31, 2013 is shown below (we acquired Kingstone Insurance Company on July 1, 2009; therefore, comparative data prior to 2010 is not meaningful):

	For the Years Ended
	December 31,
	2013	2012	2011	2010
	(in thousands, except per share data and ratios)
Revenue:
Gross premiums written:
Personal lines	$43,669	$33,778	$26,894	$21,691
Commercial lines	9,129	8,003	5,786	3,030
Commercial auto	4,839	5,691	6,316	6,881
Livery physical damage and other	2,858	1,804	1,750	1,658
Total gross premiums written	$60,495	$49,276	$40,746	$33,260
Net premiums written	$24,839	$19,560	$16,296	$13,735
Net premiums earned	$22,225	$17,217	$14,869	$11,136
Ceding commission revenue	11,673	9,690	10,625	8,583
Net investment income	1,170	1,015	754	617
Net realized gain (loss) on sale of investments	576	288	524	349
Other income	922	868	921	911
Total revenue	36,566	29,078	27,693	21,596
Expenses:
Loss and loss adjustment expenses	13,587	11,235	8,571	6,426
Other underwriting expenses	18,382	15,095	13,603	10,836
Other operating expenses	1,099	1,000	1,203	1,610
Depreciation and amortization	646	596	603	615
Interest expense	76	82	121	260
Total expenses	33,790	28,008	24,101	19,747
Income from continuing operations before taxes	2,776	1,070	3,592	1,849
Income tax expense	764	303	1,089	767
Net income from continuing operations	2,012	767	2,503	1,082
Loss from discontinued operations, net of taxes	-	-	-	(99)
Net income	2,012	767	2,503	983
Other comprehensive income (loss) net of tax	$(718)	$653	$225	$(71)
Comprehensive income	$1,294	$1,420	$2,728	$912

Earnings per share:
Basic	$0.51	$0.20	$0.65	$0.29
Diluted	$0.50	$0.20	$0.64	$0.29
Book value per share	$4.91	$4.24	$4.07	$3.37
Ratios to net premiums earned:
Net loss and loss adjustment expense ratio	61.1%	65.3%	57.6%	57.7%
Net underwriting expense ratio (1)	27.5%	28.6%	17.1%	17.0%
Combined ratio	88.6%	93.9%	74.7%	74.7%

Best Financial Strength Rating of
Kingstone Insurance Company (2)	B+	B+	B+	B
Best Issuer Credit Rating of
Kingstone Companies, Inc. (2)	bb-	bb-	bb-	b+
Demotech Financial Stability Rating ® of	A,	A,	A,	A,
Kingstone Insurance Company	Exceptional	Exceptional	Exceptional	Exceptional

(1) Net underwriting expense ratio is calculated by dividing (a) other underwriting expenses less ceding commission revenue plus insurance underwriting business other income by (b) net premiums earned.

(2) In 2010, Kingstone Insurance Company received its initial Best Financial Strength Rating of B and Kingstone Companies received its initial Best Issuer Credit Rating of b+. A Not Rated (NR) designation was assigned to Kingstone Insurance Company and Kingstone Companies by A.M. Best prior to 2010. This rating is assigned to companies that are not rated by A.M. Best. The 2013 ratings are as of May 15, 2013. Kingstone Insurance Company and Kingstone Companies are in the process of preparing for their annual rating review. For the latest ratings, access www.ambest.com.

Management Commentary

Barry Goldstein, KINS Chairman and CEO, said “2013 will be looked back upon as an important year in connection with our goal of becoming an A.M. Best “A” rated mid-sized regional carrier serving the needs of carefully selected independent agents.  Since our conversion to a stock company in July 2009, we have felt this goal could be met through growth in a prudent and conservative manner, not over-leveraging the company, and by accessing the capital markets as appropriate.  We believe that this philosophy will lead to a continued improvement in our key business metrics, including those used by rating agencies.

We began the year with our efforts focused on meeting our responsibility to our 3,400 policyholders who suffered losses due to SuperStorm Sandy.  By mid-year we had closed more than 97% of the “Sandy” claims and at year end less than 1% remained open.  We learned a great deal from the Storm and have changed our processes and procedures in advance of the next severe weather event.  We’ve deployed a military grade backup system with multiple redundancies, added to our independent adjuster base, and continue to cross train our growing staff.

Our growth rate in Personal Lines premium production accelerated, particularly during the second half of the year.  In fact, when looking at quarter over quarter changes since 2009, the period October-December 2013 was our best ever.  Personal lines writings increased by 32.9% for the fourth quarter as compared to the same period last year.  Full year personal lines growth was 29.3%.  Personal lines accounted for 72% of our total gross premiums written in 2013.

Our other lines of business followed suit, with Commercial Lines direct premiums written up 14.1% and Livery Physical Damage and Other up an outstanding 58.4%.  It is also noteworthy that, following the quota share reduction in July 2013, our net premiums written for Commercial Lines grew by 47.1%.

During December we raised $18.8 million in an underwritten public offering.  We did this to allow for a continuation of our growth, without over-leveraging the company.  This will permit us to reduce our reliance on quota share reinsurance, which we can now take advantage of beginning July 1, 2014.  We are in the process of prudently investing the offering proceeds, but first we retired all of our outstanding notes payable and eliminated our credit line balance.

Also during December, we hired Benjamin Walden, our first in-house actuary.  Ben, who was appointed Vice President and Chief Actuary, was told of our goals, and we advised him that we needed to act like the A-rated carrier we hope to become.  Ben was charged with undertaking a complete review of our reserving policies and procedures.  In February 2014, he presented the Board with an in-depth report detailing the actions that he felt we needed to take.  We adopted Ben’s findings in toto, which resulted in a $.17 decrease to our year end book value per share.  The impact of the actions taken, as reflected in our 2013 Income Statement, are as follows:

•
Reserving for Loss Adjustment Expense (“LAE”) - We had always expensed these costs as paid.  We were not required to, nor did we feel the need to, specifically reserve for them at the individual claim level.  Our reserving processes were geared to Personal Lines property business, where claims are closed very quickly.  But, our new lines of business, particularly Commercial Liability, are longer-tailed.  Accordingly, LAE should be anticipated and are more appropriately reserved for on a case-by-case basis.  In recognition of this, we added $1.13 million to our IBNR (incurred but not reported) for loss adjustment expense at year end, which reduced our net income by $611,000, or $.15 per diluted share, in 2013.  Note that, beginning in 2014, we are establishing a process to set individual case reserves for loss adjustment expenses.

•	Commercial Liability loss reserves themselves were strengthened by $1.19 million. This reduced our net income by $643,000, or $.16 per diluted share, in 2013.”

Ben Walden, Vice President and Chief Actuary, added, “I appreciate the trust and confidence that the Board and Barry have placed in my judgment.  My professional knowledge and experience has been called upon frequently since joining Kingstone.  Relative to reserve levels, I reviewed and was in agreement with the changes made at year-end to strengthen loss reserve levels for prior years and to increase reserves for loss adjustment expense.  These actions increased our calendar year loss and loss adjustment expense ratio by 11.2 percentage points.  In looking at the accident year loss and allocated expense ratio for the 2013 year, I note that Kingstone posted a 47.6% ratio in its statutory statement.  This was the Company’s best accident year result in over 10 years.   I look forward to helping Kingstone improve on these results in the future.”

Victor Brodsky, KINS Chief Financial Officer, reported on the financial results for 2013.  “As mentioned by Barry, changes to our Commercial Liability reserves recorded in the fourth quarter, for both losses and LAE, reduced our 2013 earnings by $.31 per share.   In addition, it should be pointed out that the accounting impact of SuperStorm Sandy in 2013 served to reduce our earnings by an additional $.32 per share.”  Mr. Brodsky concluded by stating “Kingstone still enjoyed a great year.  Net premiums earned increased 29%; net income increased 162%; net earnings per share (diluted) increased 150%; and book value per share increased 16%.”

An analysis of our gross premiums written, net premiums written, net premiums earned, net loss and loss adjustment expenses, and net loss ratios by major product type is shown below:

	For the Years Ended December 31,
	2013	2012	$ Change	% Change
(000's except percentages)
Gross premiums written:
Personal lines	$43,669	$33,778	$9,891	29.3%
Commercial lines	9,129	8,003	1,126	14.1%
Commercial auto	4,839	5,691	(852)	(15.0	) %
Livery physical damage and other	2,858	1,804	1,054	58.4%
Total	$60,495	$49,276	$11,219	22.8%

Net premiums written:
Personal lines	$10,723	$8,005	$2,718	34.0%
Commercial lines	6,599	4,486	2,113	47.1%
Commercial auto	4,752	5,369	(617)	(11.5	) %
Livery physical damage and other	2,765	1,700	1,065	62.6%
Total	$24,839	$19,560	$5,279	27.0%

Net premiums earned:
Personal lines	$9,112	$6,881	$2,231	32.4%
Commercial lines	5,661	3,067	2,594	84.6%
Commercial auto	5,203	5,647	(444)	(7.9	) %
Livery physical damage and other	2,249	1,622	627	38.7%
Total	$22,225	$17,217	$5,008	29.1%

Net loss and loss adjustment expenses:
Personal lines	$4,118	$3,343	$775	23.2%
Commercial lines	1,587	1,233	354	28.7%
Commercial auto	5,776	5,163	613	11.9%
Livery physical damage and other	1,200	816	384	47.1%
Unallocated loss adjustment expenses	906	680	226	33.2%
Total	$13,587	$11,235	$2,352	20.9%

Net loss ratio:
Personal lines	45.2%	48.6%		(7.0	) %
Commercial lines	28.0%	40.2%		(30.3	) %
Commercial auto	111.0%	91.4%		21.4%
Livery physical damage and other	53.4%	50.3%		6.2%
Total	61.1%	65.3%		(6.4	) %

Information Regarding Non-GAAP Measures

Direct premiums written - represents the total premiums charged on policies issued by the Company during the fiscal period in question.

Net premiums written - represents direct premiums written less premiums ceded to reinsurers.

	For the Years Ended December 31,
	2013	2012	$ Change	% Change
(000’s)
Direct and Net Premiums Written Reconciliation:

Direct premiums written	$60,449	$49,252	$11,197	22.7%
Assumed written premiums	46	22	24	109.1%
Ceded written premiums	(35,656)	(29,715)	(5,941)	20.0%

Net written premiums	24,839	19,559	5,280	27.0%
Change in unearned premiums	(2,614)	(2,342)	(272)	11.6%

Net premiums earned	$22,225	$17,217	$5,008	29.1%

Net operating income - is net income exclusive of realized investment gains, net of tax.  Net income is the GAAP measure most closely comparable to net operating income.  Management uses net operating income, along with other measures, to gauge the Company’s performance and evaluate results, which can be skewed when including realized investment gains, which may vary significantly between periods.  Net operating income is provided as supplemental information, is not a substitute for net income and does not reflect the Company’s overall profitability.

	For the Years Ended December 31,
	2013		2012
	Amount	Diluted earnings per common share	Amount	Diluted earnings per common share
(000’s)
Net Operating Income and Diluted Earnings per Share Reconciliation:

Net income	$2,012	$0.50	$767	$0.20

Net realized gain on investments	576		288
Less tax effect on realized gains	196		98
Net realized gain on investments, net of taxes	380	$0.10	190	$0.05

Net operating income	$1,632	$0.40	$577	$0.15

Weighted average diluted shares outstanding	4,059,724		3,871,760

Earnings and Diluted Earnings per Share Exclusive of Superstorm Sandy’s Financial Impact - is net income exclusive of the impact of Superstorm Sandy. Management uses earnings and diluted earnings per share exclusive of Superstorm Sandy’s financial impact, along with other measures, to gauge the Company’s performance and evaluate results, which can be skewed when including catastrophes, which may vary significantly between periods. Earnings and diluted earnings per share exclusive of Superstorm Sandy’s financial impact are provided as supplemental information, are not substitutes for net income and do not reflect the Company’s overall profitability.

	For the Years Ended December 31,
	2013		2012
	Amount	Diluted earnings per common share	Amount	Diluted earnings per common share
(000’s)
Earnings and Diluted Earnings per Share Exclusive of Sandy's Financial Impact:

Net income	$2,012	$0.50	$767	$0.20

Sandy's financial impact
Ceding commission revenue	1,847		1,919
Reinsurance premiums	496		77
Total revenues	2,343		1,996
Total expenses	(400)		566
Income from operations before taxes	1,943		2,562
Income tax expense	660		871
Total Sandy's financial impact	1,283	$0.32	1,691	$0.44

Net income exclusive of Sandy's financial impact	$3,295	$0.82	$2,458	$0.64

Weighted average diluted shares outstanding	4,059,724		3,871,760

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About Kingstone

Kingstone is a property and casualty insurance holding company whose principal operating subsidiary, Kingstone Insurance Company, is domiciled in the State of New York. Kingstone is a multi-line regional property and casualty insurance company writing business exclusively through independent retail and wholesale agents and brokers. Kingstone is licensed to write insurance policies in New York and Pennsylvania. Kingstone offers property and casualty insurance products to individuals and small businesses primarily in New York State.

Forward-Looking Statements

Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, may be forward-looking statements.  These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors.  More information about these factors can be found in Kingstone’s filings with the Securities and Exchange Commission, including its latest Annual Report filed with the Securities and Exchange Commission on Form 10-K.  Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.